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                    SEE LEGEND ENDORSED ON REVERSE SIDE

                       GATEWAY ENERGY CORPORATION

          THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK

            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

08954                                                   COMMON STOCK
                                                      CUSIP 367600 30 1
GE0000675                                    SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

0001200543

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF $.25 PAR VALUE OF

                          GATEWAY ENERGY CORPORATION
                             CERTIFICATE OF STOCK

Transferable on the books of the Corporation in person or by duly authorized attorney ??? of this Certificate properly endorsed this Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

MAY 13, 1997
08954000071 IM
/s/ Donald L. Anderson                               /s/ L. Horbach
SECRETARY                                            PRESIDENT


????????????????????????

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAT

/s/ Illegible
AUTHORIZED SIGNATURE


                          GATEWAY ENERGY CORPORATION
                                CORPORATE SEAL
                                    1983
                                  DELAWARE